                                                                    Exhibit 99.7


                              C-MAC INDUSTRIES INC.


                   FORM OF PROXY FOR HOLDERS OF COMMON SHARES


     THIS PROXY IS SOLICITED BY THE MANAGEMENT OF C-MAC INDUSTRIES INC. (THE "CORPORATION" OR "C-MAC") FOR USE AT THE SPECIAL MEETING OF SECURITYHOLDERS OF
     C-MAC TO BE HELD ON -, 2001 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF


The undersigned holder of common shares of the Corporation hereby appoints Mr. Dennis Wood of Magog, Quebec or failing him, Mr. Claude Michaud of Town of Mount Royal, Quebec, officers of the Corporation, or instead of either of them,
 ......................................... of ................ as proxyholder, with full power of substitution, to attend, vote and otherwise act for and on its behalf in respect of all of the common shares of the Corporation registered in the name of the undersigned and in respect of all matters that may come before the special meeting (the "Meeting'") of C-MAC securityholders to be held on the -th day of -, 2001, and all adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment or adjournments and hereby revokes any and all previous appointments of proxyholders. Without limiting the generality of the power hereby conferred, the common shares represented by this proxy:

                        1.  SHALL BE VOTED FOR [ ] or SHALL BE VOTED AGAINST
                            [ ] (or if no specifications is made, SHALL BE VOTED
                            FOR) passing the special resolution, the text of which is attached as Annex A to the Management Information Circular of the Corporation dated -, 2001 (the "Circular") approving the plan of arrangement pursuant to Section 192 of the Canada Business Corporations Act involving, among other things, the indirect acquisition by Solectron Corporation ("Solectron") of the outstanding common shares of C-MAC and the exchange of options to acquire common shares of C-MAC for options to acquire shares of Solectron common stock on the terms set forth in such plan of arrangement (the "Arrangement Resolution");

                        2. With respect to amendments or variations of the Arrangement Resolution or other matters which may properly come before the Meeting, the undersigned hereby confers discretionary authority on the undersigned's proxyholder to vote on such amendments or variations or such other matters in accordance with management's recommendation.


                        DATED this_________day of _____________________, 2001.


                        ________________________________________________________
                        Signature of Shareholder or authorized representative

                        ________________________________________________________
                        Name of shareholder (PLEASE PRINT)


If this proxy is not dated, it is deemed to bear the date on which it was mailed to the securityholder.


If you do not anticipate attending the Meeting in person, kindly fill in and sign this form of proxy and return it in the envelope provided. THIS FORM OF PROXY WILL NOT BE VALID UNLESS IT IS COMPLETED AND RETURNED TO THE TRANSFER AGENT OF C-MAC, GENERAL TRUST OF CANADA, 1100 UNIVERSITY STREET, 9TH FLOOR, MONTREAL, QUEBEC, H3B 2G7 OR 121 KING STREET WEST, SUITE 600, TORONTO, ONTARIO M5H 3T9 IN THE RETURN ENVELOPE OR BY FAX TO (514) 871-7442 OR (416) 865-7610, NO LATER THAN 5:00 P.M., (MONTREAL TIME) ON -, 2001 or, in the case of any adjournment or postponement of the Meeting, by no later than 5:00 p.m. (Montreal time) on the second business day prior to the day fixed for the adjournment or postponed Meeting.

             PLEASE SEE THE BACK SIDE OF THIS PAGE FOR INSTRUCTIONS

                                  INSTRUCTIONS

1. IF YOU ARE UNABLE TO ATTEND THE MEETING, BUT WISH TO BE REPRESENTED, YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION TO ATTEND AND VOTE ON YOUR BEHALF. IF YOU USE THIS FORM OF PROXY, BUT WISH TO APPOINT SOME PERSON OTHER THAN MR. DENNIS WOOD OR MR. CLAUDE MICHAUD AS YOUR PROXYHOLDER, YOU MUST STRIKE OUT THEIR NAMES AND INSERT THE NAME OF THAT OTHER PERSON IN THE BLANK SPACE PROVIDED. THE PROXYHOLDER MUST ATTEND THE MEETING IN ORDER TO VOTE ON YOUR BEHALF.

2. You should indicate your choice on the matter set out above by checking the appropriate box. IF NO CHOICE IS SPECIFIED YOUR COMMON SHARES WILL BE VOTED IN FAVOUR OF THE APPROVAL OF THE ARRANGEMENT RESOLUTION AND IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATION WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THE MATTERS SET OUT IN THE NOTICE OF THE MEETING OR ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

3. THE SHARES REPRESENTED BY THIS FORM OF PROXY WILL BE VOTED ON ANY BALLOT THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH SHARES WILL BE VOTED IN FAVOUR OF THE APPROVAL OF THE ARRANGEMENT RESOLUTION AND IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATION WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THE MATTERS SET OUT IN THE NOTICE OF THE MEETING OR ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

4. Please sign exactly as your common shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of a deceased shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

5. Registered holders of shares are entitled to dissent from the Arrangement Resolution in accordance with the dissent procedures (the "Dissent Procedures") set out in the section entitled "Dissenting Shareholder Rights" in the accompanying Circular and as set out in the section entitled "Rights of Dissent" in the plan of arrangement attached as Annex C to the Circular. THE DISSENT PROCEDURES REQUIRE THAT A REGISTERED HOLDER OF COMMON SHARES OF THE CORPORATION WHO WISHES TO DISSENT MUST PROVIDE TO THE CORPORATION A DISSENT NOTICE PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRECEDING THE MEETING. IT IS IMPORTANT THAT SHAREHOLDERS STRICTLY COMPLY WITH THIS REQUIREMENT, AS IT IS DIFFERENT FROM THE STATUTORY DISSENT PROVISIONS OF THE CANADA BUSINESS CORPORATIONS ACT WHICH WOULD PERMIT A DISSENT NOTICE TO BE PROVIDED AT OR PRIOR TO THE MEETING. A shareholder may only exercise the right to dissent in respect of common shares which are registered in that shareholder's name. In many cases, shares beneficially owned by a holder (a "non-registered holder") are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Shareholders, including non-registered holders, who wish to dissent should carefully review the Dissent Procedures. The failure to comply strictly with the Dissent Procedures may result in the loss or unavailability of the right to dissent.

6. All shareholders should refer to the accompanying Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Circular.

7. To be valid, this proxy must be dated and signed by you, as the registered holder of common shares of the Corporation, or as a person named as a proxyholder in respect of the Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney.


                      THIS IS YOUR PROXY. PLEASE COMPLETE,
                    FOLD AND RETURN IN THE ENVELOPE PROVIDED.